EXHIBIT 10W

November 10, 2015

Celestica LLC
11 Continental Blvd., Bldg 300, Suite 103
Merrimack, NH 03054
Attention: General Manager
Fax: 603-657-3004

Re: Renewal of Agreement For Manufacture (as modified by Amendment No. 1) Between
LoJack Corporation and LoJack Equipment Ireland Limited, and Celestica LLC (the

“Agreement”)

Dear General Manager:

The parties agree to renew the Agreement for an additional term of two (2) years, commencing November 25, 2015. Furthermore, the parties agree to negotiate in good faith the amendment of Section 9.1 Product Prices and Schedules 1 and 2 of the Agreement, for which the parties agree that a modification is necessary. These changes will be memorialized in an amendment to the Agreement that the parties will use commercially reasonable efforts to execute prior to March 1, 2016.

Please sign below where indicated and return a copy to my attention. Thank you.

Very truly yours,

/s/ Scott Tripp

Scott Tripp
Vice President, Global Operations
LoJack Corporation

Celestica LLC
By:	/s/ Jason Phillips
Print Name:	Jason Phillips
Title:	Senior Vice President
Date:	11/17/2015

LoJack Equipment Ireland Limited
By:	/s/ Kenneth L. Dumas
Print Name:	Kenneth L. Dumas
Title:	SVP, CFO
Date:	11/12/2015

LoJack Corporation
By:	/s/ Scott Tripp
Print Name:	Scott Tripp
Title:	VP Global Operations
Date:	11/12/2015

With a copy to:

Celestica International Inc.
844 Don Mills Road
Toronto, Ontario Canada M3C 1V7
Attention: Corporate Contracts Department
Fax: 416-448-2776